CUSIP 71650A 10 1

PETROGRESS CORPORATION

SEE REVERSE FOR CERTAIN DEFINITIONS

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

NUMBER

SHARES

This certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.001 PAR VALUE, OF

PETROGRESS INC.

(hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of the Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation, as amended, and the Bylaws of the Corporation, as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATE:

PRESIDENT

SECRETARY

PETROGRESS INC. CORPORATE SEAL DELAWARE *

Countersigned:

SECURITIES TRANSFER CORPORATION
P.O. Box 701629
Dallas, Tx. 75370

By:

TRANSFER AGENT - AUTHORIZED SIGNATURE

SECURITIES TRANSFER CORPORATION